Exhibit 10.4

FORM OF ASSIGNMENT, ASSUMPTION, AND AMENDMENT TO PRIVATE WARRANT AGREEMENT

THIS ASSIGNMENT, ASSUMPTION, AND AMENDMENT TO THE PRIVATE WARRANT AGREEMENT (this “Amendment”) is made and entered into as of [___], by and among (i) Keyarch Acquisition Corporation, a Cayman Islands exempted company (the “SPAC”), (ii) Zooz Power Ltd., an Israeli company (the “Company”), and (iii) Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent (the “Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Private Warrant Agreement (as defined below) (and if such term is not defined in the Private Warrant Agreement, then the Business Combination Agreement (as defined below)).

RECITALS

WHEREAS, SPAC and the Agent are parties to (i) that certain Warrant Agreement, dated as of January 24, 2022 (as amended, including without limitation by this Amendment, the “Public Warrant Agreement”), pursuant to which the Agent agreed to act as the SPAC’s warrant agent with respect to the issuance, registration, transfer, exchange, redemption and exercise of (i) warrants to purchase ordinary shares underlying the units of the SPAC issued in SPAC’s initial public offering (“IPO”) (the “Public Warrants”), and (ii) that certain Warrant Agreement, dated as of January 24, 2022 (as amended, including without limitation by this Amendment, the “Private Warrant Agreement,” together with the Public Warrant Agreement, each a “Warrant Agreement”), pursuant to which the Agent agreed to act as the SPAC’s warrant agent with respect to the issuance, registration, transfer, exchange, redemption and exercise of (A) the warrants to purchase ordinary shares underlying the units of SPAC acquired by Keyarch Global Sponsor Limited (the “Sponsor”) and EarlyBirdCapital, Inc., as representative of the several underwriters in the IPO, in a private placement concurrent with the IPO (the “Placement Warrants”), and (B) the warrants to purchase shares of ordinary shares underlying the units of SPAC issuable to the Sponsor or an affiliate of the Sponsor or certain officers and directors of SPAC upon conversion of up to $1,500,000 of working capital loans (the “Working Capital Warrants,” together with Placement Warrants, the “Private Warrants” and together with the Public Warrants, the “Warrants”);

WHEREAS, (i) SPAC, (ii) the Company, (iii) Zooz Power Cayman, a Cayman Islands exempted company and a wholly owned subsidiary of the Company (“Merger Sub”), and (iv) the Sponsor, in the capacity as the SPAC Representative thereunder (the “SPAC Representative”), are parties to that certain Business Combination Agreement, dated as of July 30, 2023 (as it may be amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, among other matters, prior to consummation of the transactions contemplated thereby (the “Closing”), the Company agreed to effect a recapitalization (the “Recapitalization”), where each Continuing Warrant and each Continuing Company Option outstanding immediately prior to the consummation of the Recapitalization shall become a warrant or an option to purchase such number of Company Ordinary Shares, and at Closing, pursuant to which the parties thereto intend to effect the merger of Merger Sub with and into SPAC, with SPAC continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”), with the holders of (I) SPAC Class A ordinary shares of SPAC (“SPAC Ordinary Shares”) (including those that were part of the SPAC’s publicly traded subunits) will receive one (1) Company Ordinary Share, (II) Class B ordinary shares of SPAC receiving one (1) Company Ordinary Share and (III) warrants of SPAC receiving an equivalent warrant of the Company (“Company Warrants”);

WHEREAS, upon consummation of the Merger, each of the issued and outstanding Private Warrants will no longer be exercisable for SPAC Ordinary Shares but instead will be exercisable (subject to the terms and conditions of the Private Warrant Agreement as amended hereby) for the same number of Company Ordinary Shares at the same exercise price per share during the same exercise period (subject to any adjustments for share splits, reverse share splits etc., and as may otherwise be required pursuant to the rules and regulations of the SEC, Nasdaq, ISA, TASE or any applicable Law); and

WHEREAS, all references to “Class A ordinary shares” in the Private Warrant Agreement (including all Exhibits thereto) shall mean ordinary shares, with a par value of ILS 0.00025 each, of the Company (together with any other securities of the Company or any successor entity issued in consideration of (including as a share split, dividend or distribution) or in exchange for any of such securities, “Company Ordinary Shares”);

WHEREAS, the board of directors of SPAC has determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination (as defined in the Private Warrant Agreement); and

WHEREAS, in connection with the Merger, SPAC desires to assign all of its right, title and interest in the Private Warrant Agreement to the Company, and the Company wishes to accept such assignment and assume all the liabilities and obligations of SPAC under the Private Warrant Agreement with the same force and effect as if the Company were initially a party to the Private Warrant Agreement (subject to any requirements pursuant to the rules and regulations of the SEC, Nasdaq, ISA, TASE or any applicable Law).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Assignment and Assumption; Consent.

(a) Assignment and Assumption. SPAC hereby assigns to the Company all of SPAC’s right, title and interest in and to the Private Warrant Agreement and the Private Warrants (each as amended hereby) as of the Effective Time (as defined below). The Company hereby assumes, and agrees to perform, satisfy and discharge in full, as the same become due, all of SPAC’s liabilities and obligations under the Private Warrant Agreement and the Private Warrants (each as amended hereby) arising from and after the Effective Time with the same force and effect as if the Company were initially a party to the Private Warrant Agreement.

(b) Consent. The Warrant Agent hereby consents to the assignment of the Private Warrant Agreement and the Private Warrants by SPAC to the Company and the assumption by the Company of the SPAC’s obligations under the Private Warrant Agreement pursuant to Section 1.1 hereof effective as of the Effective Time, the assumption of the Private Warrant Agreement and Private Warrants by the Company from SPAC pursuant to Section 1.1 hereof effective as of the effective time of the Merger (the “Effective Time”), and to the continuation of the Private Warrant Agreement and Private Warrants in full force and effect from and after the Effective Time, subject at all times to the Private Warrant Agreement and Private Warrants (each as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Private Warrant Agreement and this Agreement.

2. Amendments to Private Warrant Agreement. The parties hereto hereby agree to the following amendments to the Private Warrant Agreement:

(a) Defined Terms. The defined terms in this Amendment, including in the preamble and recitals hereto, and the definitions incorporated by reference from the Business Combination Agreement, are hereby added to the Private Warrant Agreement as if they were set forth therein.

(b) Preamble. The preamble of the Private Warrant Agreement is hereby amended by deleting “Keyarch Acquisition Corporation, a Cayman Islands exempted company” and replacing it with “Zooz Power Ltd., an Israeli company”. As a result thereof, all references to the “Company” in the Private Warrant Agreement shall be amended such that they refer to the Company rather than SPAC.

(c) Reference to Company Ordinary Shares. All references to “Class A ordinary shares” in the Private Warrant Agreement (including all Exhibits thereto) shall mean Company Ordinary Shares.

(d) Notices. Section 8.2 of the Private Warrant Agreement is hereby amended to delete the address of the Company for notices under the Private Warrant Agreement and instead add the following address for notices to Company:

If to the Company to:	with a copy (which will not constitute notice) to:

Zooz Power Ltd.	Shibolet & Co.
Attn: Ruth Smadja	4 Yitzhak Sadeh St. Tel Aviv 6777504
Facsimile No.:	Attn: Ofer Ben-Yehuda
Telephone No.:	Telephone No.:
Email:	Email:

3. Effectiveness. Notwithstanding anything to the contrary contained herein, this Amendment shall only become effective upon the Closing. In the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

4. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Private Warrant Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Private Warrant Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Private Warrant Agreement in the Private Warrant Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith, shall hereinafter mean the Private Warrant Agreement as the case may be, as amended by this Amendment (or as such agreement may be further amended or modified in accordance with the terms thereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Private Warrant Agreement, as it applies to the amendments to the Private Warrant Agreement herein, including without limitation Section 8 of the Private Warrant Agreement.

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IN WITNESS WHEREOF, each party hereto has caused this Assignment, Assumption, and Amendment to the Private Warrant Agreement to be signed and delivered by its respective duly authorized officer as of the date first above written.

SPAC:

KEYARCH ACQUISITION CORPORATION

By:
Name:
Title:

The Company:

ZOOZ POWER LTD.

By:
Name:
Title:

Agent:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

[Signature Page to Assignment, Assumption, and Amendment to the Private Warrant Agreement]